Exhibit 99.1

FOR IMMEDIATE RELEASE:	Ref: 20-01

TopBuild’s Board of Directors Announces CEO Succession Plan

Jerry Volas to Retire as CEO

Robert Buck, President & COO, Appointed Successor

Transition Effective December 31, 2020

DAYTONA BEACH, FL - January 10, 2020 — TopBuild Corp. (NYSE:BLD), a leading installer and distributor of insulation and building material products and its Board of Directors announced that Jerry Volas, 65, will retire as Chief Executive Officer and member of the Board of Directors effective December 31, 2020. Robert Buck, 50, who has served as President and Chief Operating Officer since June 2015, will assume the role of CEO and director upon Volas’ retirement.

TopBuild Board Chair Alec Covington said, “Jerry has done a terrific job leading TopBuild through its spin-off from Masco (NYSE:MAS) in 2015 and overseeing its tremendous revenue growth and profitability during this period. On behalf of the Board, we thank Jerry for his dedication to TopBuild and wish him the very best upon his well-earned retirement.”

Jerry Volas stated, “It has been an extremely rewarding experience leading TopBuild over the last four and a half years. In addition to driving top and bottom line results, the development of the executive team has always been a top priority. Throughout this period, I have worked very closely with Robert to identify and drive our Company’s strategic initiatives and our strong financial results speak to our success. I am fully confident Robert is the right choice to lead the TopBuild team and continue our momentum into the future.”

Covington added, “Over the past four and a half years as President and Chief Operating Officer, Robert has clearly demonstrated his strength as a business leader. He has expanded the Company’s commercial business, overseen the successful integration of 11 companies which are contributing over $510 million of annual revenue, and implemented changes within the organization that have resulted in a significantly more streamlined and efficient organization. As we initiate this transition, which should be a seamless process for all stakeholders, the Board and I are confident Robert and his team are well-positioned to take TopBuild into the future.” Covington noted that Buck’s appointment was the result of a thoughtful and comprehensive succession planning process by the Board.

Robert Buck stated, “I am honored to be named the next CEO of TopBuild and want to thank both Jerry and the Board for the confidence they have placed in me to lead this strong organization. Jerry and I have worked together for many years, and I welcome working with him through this transition period as we continue to grow our business. Over the past four and a half years we’ve built a strong organization with a very broad and deep bench of talent. Our strategic plan will remain in place and our team will continue its laser focus on driving profitable growth.”

Buck joined TopBuild in 2009 when it was Masco Contractor Services (MCS), serving as the division’s President and Chief Executive Officer. He assumed his current role at TopBuild in June 2015 when the company was spun-off from Masco. Buck began his career with Masco Corporation in 1997 at Liberty Hardware where he spent eight years in several operations leadership roles and worked extensively in international operations. He became Executive Vice President in 2005 and helped lead the merger of another Masco company with Liberty Hardware before being promoted to the office of President in 2007. Buck holds a Bachelor of Science degree in Information Systems and Operations Management and a Master’s degree in Business Administration from the University of North Carolina at Greensboro.

TopBuild is filing a current report on form 8-K with the Securities and Exchange Commission that includes additional information about the Company’s arrangement with Volas after his retirement as CEO.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has close to 200 branches, and through Service Partners® which distributes insulation and building material products from approximately 75 branches. We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers. To learn more about TopBuild please visit our website at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under the proposed accelerated stock repurchase transaction. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our ability to repurchase our common stock is subject to the execution of a definitive agreement with respect to the share repurchase. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane
tabitha.zane@topbuild.com
386-763-8801

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